                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): December 2, 1998




                    Charles E. Smith Residential Realty, Inc.
                  ---------------------------------------------
                  (Exact name of registrant as specified in its
                                    charter)




          Maryland                        1-13174              54-1681655
--------------------------------------------------------------------------------
(State or other jurisdiction of       (Commission File       (I.R.S. Employer
 incorporation or organization)            Number)          Identification No.)




    2345 Crystal Drive, Arlington, Virginia                       22202
--------------------------------------------------------------------------------
    (Address of principal executive offices)                    (Zip Code)




       Registrant's telephone number, including area code: (703) 920-8500




--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On December 2, 1998, the Board of Directors of the Company authorized and declared a distribution of one right (a "Right") for each of its outstanding shares of common stock, par value $.01 per share ("Common Stock"). The distribution is payable as of December 14, 1998 (the "Record Date") to holders of record of the Common Stock on that date. Each Right entitles the registered holder thereof to purchase from the Company one one-thousandth of a share of Series D Junior Participating Preferred Stock, par value $.01 per share, of the Company (the "Series D Preferred Stock") at an initial purchase price of $108.00 (the "Purchase Price"), subject to certain adjustments. The description and terms of the Rights will be set forth in a Rights Agreement, as the same may be amended from time to time (the "Rights Agreement"), between the Company and First Union National Bank, as rights agent (the "Rights Agent").

         The form of Rights Agreement between the Company and First Union National Bank, as Rights Agent, specifying the terms of the Rights, which includes (i) the form of Articles Supplementary for the Series D Junior Participating Preferred Stock (Exhibit A thereto), (ii) the form of Summary of Rights to Purchase Series D Junior Participating Preferred Stock (Exhibit B thereto) and (iii) the form of Rights Certificate (Exhibit C thereto), is attached hereto as an exhibit and incorporated herein by reference. The following description of the Rights is qualified by reference to such exhibit.

         Initially the Rights will not be exercisable, certificates will not be sent to shareholders, and the Rights will automatically trade with the Common Stock.

         The Rights, unless earlier redeemed or exchanged by the Board of Directors, become exercisable upon the close of business on the day (the "Distribution Date") which is the earlier of (i) the tenth day following the first public announcement (or, if the tenth day after such announcement occurs before the Record Date, the close of business on the Record Date) that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership or voting control of 15% or more of the outstanding Common Stock of the Company or (ii) the tenth business day (or, if the tenth day after such announcement occurs before the Record Date, the close of business on the Record Date, or such later date as may be determined by the Board of Directors prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person) after the date of the commencement or public announcement of a person's or group's intention to commence a tender or exchange offer the consummation of which would result in the acquisition of beneficial ownership or voting control of 15% or more of the Company's outstanding Common Stock (even if no Common Stock is actually acquired pursuant to such offer). Prior to these events, the Rights will not be exercisable, will not be represented by a separate certificate, and will not be transferable apart from the Common Stock, but instead will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate itself. An Acquiring Person does not include (A) the Company, (B) any subsidiary of the Company or (C) any employee benefit plan of the Company or of any subsidiary of the Company, or any person holding Common Stock for or pursuant to the terms of any such plan. Subject to certain limitations set forth in more detail in the Rights Agreement, the beneficial ownership requirements set forth in the Rights Agreement will not apply to certain Exempt Shares (as such term is defined in the Rights Agreement) held by Security Capital (as such term is defined in the Rights Agreement).


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         Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new certificates for Common Stock issued after the Record Date will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender or transfer of any Common Stock outstanding as of the Record Date also will constitute the transfer of the Rights attaching to such Common Stock. As soon as practicable following the Distribution Date, if any, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such separate Rights Certificates alone will evidence the Rights from and after the Distribution Date.

         The Rights will expire at the close of business on December 13, 2008 (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company as described below.

         The number of one one-thousandths of a share of Series D Preferred Stock issuable upon exercise of the Rights is subject to certain adjustments from time to time in the event of a share distribution on, or a subdivision, combination or reclassification of, the Series D Preferred Stock. The Purchase Price for the Rights is subject to adjustment in certain events.

         Unless the Rights are earlier redeemed or exchanged, in the event that a person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement provides that each holder of record of a Right, other than the Acquiring Person (whose Rights will thereupon become null and void), will thereafter have the right to receive, upon payment of the Purchase Price, that number of shares of Common Stock having a market value at the time of the transaction equal to two times the Purchase Price.

         In addition, unless the Rights are earlier redeemed or exchanged, in the event that after a person or a group of affiliated or associated persons becomes an Acquiring Person the Company were to be acquired in a merger or other business combination (in which any shares are changed into or exchanged for other securities or assets) or more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) were to be sold or transferred in one or a series of related transactions, the Rights Agreement provides that proper provision will be made so that each holder of record of a Right, other than the Acquiring Person (whose rights will thereupon become null and void), will from and after such date have the right to receive, upon payment of the Purchase Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to two times the Purchase Price.

         The Rights Agreement provides that, notwithstanding any provision of the Rights Agreement to the contrary, no Right will be exercisable for a number of shares of Common Stock that would cause the ownership limit set forth in the Company's Articles of Incorporation (or any successor document) to be exceeded.

         At any time after any person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors may issue Common Stock in exchange for the Rights (other than Rights owned by the Acquiring Person which will have become


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null and void), in whole or part, at an exchange ratio of one share of Common
Stock per Right (subject to adjustment).

         The Rights Agreement provides that the Company may pay cash in lieu of issuing fractional shares upon exercise or redemption of the Rights.

         At any time on or prior to the earlier of (i) the close of business on the tenth day after a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person (or, if the tenth day after such announcement occurs before the Record Date, the close of business on the Record Date, or such later date as may be authorized by the Board of Directors), or (ii) the close of business on the Final Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.005 per Right ("Redemption Price"), payable at the election of the Company in cash, Common Stock or other consideration determined to be appropriate by the Board of Directors. Following the effective time of the action of the Board of Directors authorizing redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price.

         For as long as the Rights are then redeemable, the Company may amend the Rights in any manner, including an amendment to extend the time period in which the Rights may be redeemed; however, the Company cannot amend the Rights with respect to the Redemption Price, the Final Expiration Date, the number of one one-thousandths of a share of Series D Preferred Stock for which a Right is exercisable or the Purchase Price. At any time when the Rights are not then redeemable, the Company may amend the Rights in any manner that does not materially adversely affect the interests of holders of the Rights as such.

         Until a Right is exercised, the holder, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive distributions.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group of affiliated or associated persons that attempts to acquire the Company on terms not approved by the Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at $.005 per Right at any time until the close of business on the tenth day (or such later date as described above) after a person or group has obtained beneficial ownership or voting control of 15% or more of the voting shares.

         The Board of Directors has approved certain amendments to the partnership agreement of Charles E. Smith Residential Realty L.P. to provide certain rights to limited partners in the event any Rights are ever exercised.


                                       4

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits


Exhibit
Number   Exhibit Description
------   -------------------
99.1     Form of Rights Agreement between Charles E. Smith Residential
         Realty, Inc. and First Union National Bank, as Rights Agent.
         The Rights Agreement includes (i) the form of Articles
         Supplementary for the Series D Junior Participating Preferred
         Stock (Exhibit A thereto), (ii) the form of Summary of Rights to Purchase Series D Junior Participating Preferred Stock
         (Exhibit B thereto) and (iii) the form of Rights Certificate
         (Exhibit C thereto).

99.2     Form of Letter to Shareholders.

99.3     Press Release dated December 2, 1998.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CHARLES E. SMITH RESIDENTIAL REALTY, INC.


Date: December 8, 1998            By: /s/ W. D. MINAMI
                                     ---------------------------------------
                                     Name:  W. D. Minami
                                     Title: Senior Vice President and
                                             Chief Financial Officer of the
                                             Registrant

                                  By: /s/ STEVEN E. GULLEY
                                     ---------------------------------------
                                     Name:  Steven E. Gulley
                                     Title: Vice President and Controller of
                                             the Registrant


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                                INDEX TO EXHIBITS


Exhibit
Number            Exhibit Description                                           Page
------            -------------------                                           ----
99.1     Form of Rights Agreement between Charles E. Smith                       E-1
         Residential Realty, Inc. and First Union National Bank,
         as Rights Agent.  The Rights Agreement includes (i)
         the form of Articles Supplementary for the Series D Junior
         Participating Preferred Stock (Exhibit A thereto), (ii) the form of
         Summary of Rights to Purchase Series D Junior Participating
         Preferred Stock (Exhibit B thereto) and (iii) the form of Rights
         Certificate (Exhibit C thereto).

99.2     Form of Letter to Shareholders.                                         E-2

99.3     Press Release dated December 2, 1998.                                   E-3



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